Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated February 21, 2018, with respect to the consolidated financial statements in the Annual Report of Energy Focus, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Plante & Moran, PLLC
Cleveland, Ohio
November 7, 2018